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                                                                     EXHIBIT 8.1


                            NEAL, GERBER & EISENBERG
                            TWO NORTH LASALLE STREET
                                   SUITE 2200
                                CHICAGO, IL 60602
                                 (312) 269-8000


                                October 11, 1999



General Growth Properties, Inc.
110 North Wacker Drive
Chicago, Illinois 60606

Gentlemen:

      We are rendering the opinions contained herein in our capacity as tax counsel to General Growth Properties, Inc., a Delaware corporation (the "Company"). In so acting and in rendering the opinions expressed below, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction of such records, documents, agreements and instruments as we have deemed necessary to the rendering of these opinions.

      Based upon and subject to the assumptions noted below, we are of the opinions that for federal income tax purposes under current law, (1) for the period beginning April 15, 1993 and ending December 31, 1998, the Company has been organized and operated in a manner that has enabled it to qualify as a real estate investment trust under Sections 856 through 859 of the Internal Revenue Code of 1986, as amended (the "Code"), and (2) based on representation letters from the Company, the Company's proposed method of operations will enable it to continue to so qualify in the future.

      The opinions expressed herein are subject to the following qualifications and assumptions:

      1. We have relied upon certain representations from the management of the Company as to certain matters of fact upon which the foregoing opinions are based, and we have no reason to believe that such reliance is not justified.

      2. The Company will, in the future, operate and remain organized in the same manner that it has operated and been organized for the period from April 15, 1993 through December 31, 1998.

      3. All documents submitted to us as originals and the originals of all documents submitted to us as certified or photostatic copies are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents and all signatures are genuine.

      The opinions herein are given as of the date hereof, are based upon the Code, regulations of the Department of the Treasury, published rulings and procedures of the Internal Revenue Service, and judicial decisions, all as in effect on the date hereof. These opinions are limited to the matters expressly set forth herein and no opinions are to be implied or may be inferred beyond the matters expressly so stated. We disclaim any obligation to update this letter for events, whether legal or factual, occurring after the date hereof.



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General Growth Properties, Inc.
October 11, 1999
Page 2


      This letter is given solely for your benefit in connection with your Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933 of an aggregate of 111,181 shares of your Common Stock, par value $.10 per share (the "Common Stock"). Without our prior written consent, this letter may not be used or relied upon by any other person or for any other purpose.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

         Please be advised that Marshall E. Eisenberg, a partner in our firm, is the Secretary of the Company and certain of its affiliates and that certain partners of our firm and attorneys associated with our firm and members of their respective families and/or trusts for their benefit are stockholders of or are beneficial owners of equity securities of the Company or are trustees (or officers, directors or stockholders of trustees) of the Company or its affiliates.

                                                    Very truly yours,

                                                    /s/ NEAL, GERBER & EISENBERG


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